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                                                       Exhibit 99.B(h)(10)(A)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                               ING INVESTORS TRUST

                            OPERATING EXPENSE LIMITS

                                                                      MAXIMUM OPERATING EXPENSE LIMIT
                                                                      -------------------------------
                                                                  (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                                                                  CLASSES
                                                                                  -------
NAME OF FUND*                                        ADVISER     INSTITUTIONAL    SERVICE      SERVICE 1     SERVICE 2
------------                                         -------     -------------    -------      ---------     ---------
ING LifeStyle Aggressive Growth Portfolio(1)           N/A            N/A           N/A          0.14%         0.29%
Initial Term Expires May 1, 2006

ING LifeStyle Growth Portfolio(1)                      N/A            N/A           N/A          0.14%         0.29%
Initial Term Expires May 1, 2006

ING LifeStyle Moderate Growth Portfolio(1)             N/A            N/A           N/A          0.14%         0.29%
Initial Term Expires May 1, 2006

ING LifeStyle Moderate Portfolio(1)                    N/A            N/A           N/A          0.14%         0.29%
Initial Term Expires May 1, 2006

ING MarketPro Portfolio(1)                            0.70%          0.10%         0.35%          N/A          0.50%
Initial Term Expires May 1, 2007

ING MarketStyle Growth Portfolio(1)                   0.68%          0.08%         0.33%          N/A          0.48%
Initial Term Expires May 1, 2007

ING MarketStyle Moderate Growth Portfolio(1)          0.68%          0.08%         0.33%          N/A          0.48%
Initial Term Expires May 1, 2007

ING MarketStyle Moderate Portfolio(1)                 0.68%          0.08%         0.33%          N/A          0.48%
Initial Term Expires May 1, 2007

                                        1
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
                                                                      MAXIMUM OPERATING EXPENSE LIMIT
                                                                      -------------------------------
                                                                  (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                                                                  CLASSES
                                                                                  -------
NAME OF FUND*                                        ADVISER     INSTITUTIONAL    SERVICE      SERVICE 1     SERVICE 2
------------                                         -------     -------------    -------      ---------     ---------
ING VP Index Plus International Equity Portfolio      1.15%          0.55%         0.80%          N/A          0.95%
Initial Term Expires May 1, 2007


                                                                        /s/ H.E.
                                                                             HE


Effective Date: July 29, 2005


* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(1) The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

                                        2